POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Joseph Benedetti, Taylor V. Edwards, Randy G. Legg, Cynthia Lo Bessette and John Yoder each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Director/Trustee and/or Officer of OFI SteelPath Series Trust, Oppenheimer Capital Income Fund, Oppenheimer Corporate Bond Fund, Oppenheimer Emerging Markets Local Debt Fund, Oppenheimer ETF Trust, Oppenheimer Global High Yield Fund, Oppenheimer Global Strategic Income Fund, Oppenheimer Government Cash Reserves, Oppenheimer Integrity Funds, Oppenheimer International Bond Fund, Oppenheimer Limited-Term Government Fund, Oppenheimer Main Street All Cap Fund, Oppenheimer Main Street Fund, Oppenheimer Main Street Mid Cap Fund, Oppenheimer Main Street Small Cap Fund, Oppenheimer Master Event-Linked Bond Fund, LLC, Oppenheimer Master Inflation Protected Securities Fund, LLC, Oppenheimer Master Loan Fund, LLC, Oppenheimer Preferred Securities and Income Fund, Oppenheimer Senior Floating Rate Fund, Oppenheimer Senior Floating Rate Plus Fund, Oppenheimer SteelPath MLP Funds Trust, Oppenheimer SteelPath Panoramic Fund, Oppenheimer Ultra-Short Duration Fund and Oppenheimer Variable Account Funds (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 21st day of August, 2018.

/s/ Andrew J. Donohue                                                 /s/ Robert J. Malone

Andrew J. Donohue                                                       Robert J. Malone

/s/ Richard F. Grabish                                                     /s/ Arthur P. Steinmetz

Richard F. Grabish                                                         Arthur P. Steinmetz

/s/ Beverly L. Hamilton                                                  /s/ Karen L. Stuckey

Beverly L. Hamilton                                                       Karen L. Stuckey

/s/ Victoria J. Herget                                                    /s/ James D. Vaughn

Victoria J. Herget                                                          James D. Vaughn